October 24, 2005

Board of Directors
CallKey Group Ltd.
Attention Niles Helmboldt
Unit 3b Isle of Man Freeport
Ballasalla
Isle of Man
IM9 2AP
British Isles

Gentlemen:

We are pleased to submit this Term Sheet with respect to the transactions described below whereby CallKey Group Ltd. ("CallKey") and Iron Star Development, Inc., a US publicly traded company, together with its newly formed acquisition subsidiary (collectively "Iron Star"), will enter into a reverse triangular merger agreement. In connection with the merger transaction, Highgate House Funds, Ltd. ("HHF") and other investors (collectively the "Investors") will invest $800,000 in CallKey. We agree that this Term Sheet supersedes and replaces any and all prior oral and/or written agreements.

        Item                                 Description
--------------------------------------------------------------------------------

1. Structure.           Iron Star, a publicly  traded company listed on the NASD
                        OTC Bulletin Board, will enter into a reverse triangular merger with CallKey pursuant to which Iron Star will acquire all the outstanding shares of CallKey (the
                        "Merger") in exchange for shares of Iron Star common stock ("Common Stock") with an anticipated closing date on or before October 31, 2005 (the "Closing Date").
                        Following the Closing Date, Iron Star will change its name to such other alternate name as shall be determined by CallKey.

                        As a condition to CallKey's obligations to closing, on the date of closing of the Merger, Iron Star shall be
                        (i) fully current in all of its required regulatory filings and (ii) shall not have any liabilities, or future obligations, contingent, contractual or otherwise, except as otherwise disclosed herein, including but not limited to notes payable and accounts payable. As a further condition to closing, CallKey shall have satisfactorily completed its due diligence on Iron Star.

                        On or prior to the Closing Date, Iron Star shall have executed definitive documents relating to the private placement offerings ("PPO"), as defined below. The above-described transactions will hereinafter be referred to as the "Transaction" or "Transactions."

        Item                                 Description
--------------------------------------------------------------------------------

2. Merger               The definitive merger agreement among Iron Star, CallKey
                        and the acquisition subsidiary (the "Merger Agreement") will contain customary representations and warranties for a transaction of this type. In particular, Iron Star will represent, warrant and covenant to CallKey that on the date of the Merger Agreement and on the Closing
                        Date, that Iron Star (and the acquisition subsidiary as applicable):

                        (a) is a US corporation in good standing whose shares are presently trading for quotation on the NASD OTC Bulletin Board and not subject to any notice of suspension or delisting;

                        (b) has complied with all applicable material federal and state securities laws and regulations, including being current in all of its reporting obligations under federal securities laws and regulations;

                        (c) to the best of its knowledge, has not, and the past and present officers, directors and affiliates of Iron Star have not, been the subject of, nor does any officer or director of Iron Star have any reason to believe that Iron Star or any of its officers, directors or affiliates will be the subject of, any civil or criminal proceeding or investigation by any federal or state agency alleging a violation of securities laws;

                        (d) has not been the subject of any voluntary or involuntary bankruptcy proceeding, nor has it been a party to any material litigation;

                        (e)   has  not,  and  the  past  and  present  officers,
                              directors and affiliates of Iron Star have not, been the subject of, nor does any officer or director of Iron Star have any reason to believe that Iron Star or any of its officers, directors or affiliates will be the subject of, any civil, criminal or administrative investigation or proceeding brought by any federal or state agency having regulatory authority over such entity;

                        (f) will discontinue all of its business operations without any material adverse effect upon Iron Star, and Iron Star has no material liabilities, contingent or otherwise in any way related to any such business operations;

                        (g) does not, on the Closing Date, have any liabilities, contingent or otherwise, including but not limited to notes payable and accounts payable, except as otherwise discussed herein, and is not a party to any executory agreements; and

                        (h) is not a "blank check company" as such term is defined by Rule 419 of the Securities Act and has not offered any securities pursuant to Rule 419 of the Securities Act.

                        The   Merger    Agreement    will   contain    customary
                        indemnification   provisions   to  secure   breaches  of
                        representations and warranties.

        Item                                 Description
--------------------------------------------------------------------------------

3. Consideration        In  consideration  for the Merger,  the  stockholders of
                        CallKey   shall   receive  Ten  Million   Seven  Hundred
                        Seventy-Six   Thousand  Eighty  (10,776,080)  shares  of
                        Common Stock of Iron Star in exchange for all the shares
                        of common  stock of CallKey.  The shares of Common Stock
                        of Iron Star  received  by the  stockholders  of CallKey
                        shall  represent   eighty  seven  and  one-half  percent
                        (87.5%) of the shares of Common Stock of Iron Star on a fully diluted basis after giving effect to the Merger but not the shares of Common Stock issued in the PPO.

                        In consideration for the Merger, the existing stockholders of Iron Star will retain Three Hundred Seven Thousand Eight Hundred Eighty-Eight (307,888) shares of Common Stock of Iron Star, of which One Hundred Fifteen Thousand Five Hundred and Forty One (115,541) shares of Common Stock owned by Wallace Boyack will be returned to Iron Star's Treasury (the "Repurchase Shares"). Iron Star will use Five Hundred Thousand Dollars ($500,000) of the proceeds from the Bridge Note (as defined below), to purchase the Repurchase Shares. Excluding the Repurchase Shares, the existing stockholders of Iron Star will retain approximately one and six-tenths percent (1.6%) of the shares of Common Stock of Iron Star on a fully diluted basis after giving effect to the Merger but not the shares of Common Stock issued in the PPO. Simultaneous with the Merger, the Iron Star will issue One Hundred Thousand (100,000) shares of Common Stock to HHF as a structuring fee (the "Structuring Fee"), representing approximately eight-tenths of a percent (0.8%) of the shares of Common Stock of Iron Star on a fully diluted basis after giving effect to the Merger but not the shares of Common Stock issued in the PPO.

                        In consideration for service related to the Merger, Viking Investment Group II, Inc. will receive up to One Million Two Hundred Thirty-One Thousand Five Hundred Fifty-Two (1,231,552) shares of Common Stock of Iron Star representing ten percent (10.0%) of the shares of Common Stock of Iron Star on a fully diluted basis after giving effect to the Merger but not the shares of Common Stock issued in the PPO.

                        Subject to the cancellation of the shares of Common Stock held in escrow as provided above, the total shares of Common Stock of Iron Star outstanding after giving effect to the Transactions on a fully diluted basis will be Twelve Million Three Hundred and Fifteen Thousand Five Hundred and Twenty (12,315,520) not including any shares that are issued in connection with the financings herein involving HHF or Cornell Capital Partners (as defined herein).

4. Private Placement    HHF will provide a bridge financing for the gross amount
   Offerings            of Eight Hundred Thousand dollars  ($800,000) subject to
                        the terms and conditions as detailed in attached Exhibit
                        A (the  "Bridge  Note") upon the  execution of this Term
                        Sheet  and the  execution  of the  definitive  documents
                        related thereto by Iron Star and HHF. Iron Star will use
                        Five  Hundred  Thousand  dollars   ($500,000)  from  the
                        proceeds of the Bridge Note to purchase  the  Repurchase
                        Shares and the remainder will be used for the purpose of covering costs related to the merger transaction and for general working capital purposes.

        Item                                 Description
--------------------------------------------------------------------------------

                        Upon closing, Cornell Capital Partners, LP will commit to an equity credit line financing for Ten Million dollars ($10,000,000) known as a "Stand-By Equity Distribution Agreement" and attached herein as Exhibit B ("SEDA").

5. Financial            On or prior to the Closing  Date,  CallKey shall provide
   Statements           any such audited or unaudited  financial  statements  as
   of CallKey           may  be  required  under   applicable  U.S.   Securities
                        Exchange Commission ("SEC") regulations for inclusion of such statements in Iron Star's SEC and other regulatory filings.

6. Signing Date         It is  contemplated  that the definitive  agreement (the
                        "Merger Agreement") will be signed on or before the last day of the Exclusivity Period (hereinafter defined). The
                        Merger Agreement shall contain such terms and provisions as shall be mutually agreed upon between CallKey and Iron Star consistent with the provisions in this Term
                        Sheet.

7. Board of Directors   The Board of  Directors  shall  consist of not less than
                        five members,  one of whom shall be David Rector. On the
                        Closing Date, all of the current  officers and directors
                        of Iron Star shall resign and, simultaneously therewith,
                        a  new  Board  of  Directors   and  officers   shall  be
                        appointed.

8. Restriction on       All  securities  issued  pursuant  to the Merger will be
   Sale                 "restricted"  stock  and be  subject  to all  applicable
                        resale  restrictions  specified  by  federal  and  state
                        securities  laws.  The  shares  of  Common  Stock of the
                        current  executive   shareholders  of  CallKey  will  be
                        restricted for a period of twenty four (24) months from the Closing Date.

9. Conditions to        The Merger  shall  include  certain  closing  conditions
   Closing              including  the  following:   (i)   consummation  of  all
                        required   definitive    instruments   and   agreements,
                        including,  but not  limited  to, the Merger  Agreement;
                        (ii)  obtaining all  necessary  board,  shareholder  and
                        third party  consents  and the filing of an  Information
                        Statement   with   the  SEC  in   connection   with  the
                        shareholder consents; (iii) satisfactory completion by Iron Star and CallKey of all necessary technical and legal due diligence; and (iv) the purchase by Iron Star of the Repurchase Shares.

10. Pre-Closing         Iron Star and  CallKey  shall each  cooperate  with each
    Covenants           other and use their best  efforts to  complete  and sign
                        the  Merger   Agreement  as  soon  as  possible  and  to
                        thereafter satisfy each of the conditions to closing specified there under.

11. Employment          Each  of  executive   officers  of  CallKey  shall  have
    Agreements          employment  agreements mutually  satisfactory to CallKey
                        and Iron Star, each of which such agreement shall be assumed by CallKey upon completion of the Merger.

        Item                                 Description
--------------------------------------------------------------------------------

12. Closing Costs:      All  fees and  expenses  relating  to the  Transactions,
                        including but not limited to legal and accounting fees, will be payable at Closing from the proceeds of the PPO, except for the Structuring Fee which is to be paid in shares of Iron Star shares of Common Stock. The Parties understand that Gottbetter & Partners ("G&P") shall be engaged by Iron Star to serve as its securities counsel
                        ("G&P Retainer") with respect to the Merger Agreement and PPO Transaction. Fees and expenses of G&P incurred by Iron Star will similarly be payable at Closing from the proceeds of the PPO. The terms and conditions of the G&P Retainer will be subject to a written agreement to be acceptable to Iron Star and the CallKey.

13. Exclusivity         From and after the date of  execution of this Term Sheet
                        and  during  a  period  of  120  days   thereafter  (the
                        "Exclusivity  Period"),  CallKey  hereby  covenants  and
                        agrees  that it will not  enter  into any  agreement  or
                        consummate  any  transaction  with any third  party,  in
                        whatever form, or enter into any other  transaction that
                        would preclude the  consummation of the Merger Agreement
                        consistent  with the terms set forth in this Term Sheet.
                        During  the  Exclusivity  Period,  Iron Star will  incur
                        additional   legal  and  other  costs  and  expenses  in
                        connection with the negotiation of the Transaction and certain due diligence activities relating thereto.

14. Governing Law       This  Agreement  shall  be  governed  and  construed  in
                        accordance with the laws of the State of New York, without giving effect to principles of conflicts or choice of laws thereof.

                     [SIGNATURE PAGE TO IMMEDIATELY FOLLOW]

      This Term Sheet sets forth the principal terms of the Transaction and constitutes a binding contract on the part of the parties hereto. All of these binding obligations of the parties with respect to the Transaction shall be further memorialized by the execution and delivery of the definitive Merger Agreement and the related PPO documentation.

      We look forward to working with you to complete the Transaction successfully and expeditiously. If the foregoing correctly sets forth your understanding, please evidence your agreement to this Term Sheet by executing a copy of this Term Sheet in the space set forth below.

AGREED TO AND ACCEPTED:

This 24th day of October, 2005.

CALLKEY GROUP LTD.


By: /s/ Niles Helmboldt
    ------------------------------------
    Name:  Niles Helmboldt
    Title: Chief Financial Officer


IRON STAR


By: /s/ Wallace Boyack
    ------------------------------------
    Name:  Wallace Boyack
    Title: President


HIGHGATE HOUSE FUNDS, LTD., with regard to Exhibit A and Exhibit B only


By: /s/ Adam Gottbetter
    ------------------------------------
    Name:  Adam Gottbetter
    Title: Portfolio Manager


WALLACE BOYACK, with regard to Section 3, Paragraph 2 only


By: /s/ Wallace Boyack
    ------------------------------------
    Name: Wallace Boyack